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                                  EXHIBIT 21.1

                      SUBSIDIARIES OF MOTIENT CORPORATION

NAME                                                LOCATION OF INCORPORATION
----                                                -------------------------
Motient Holdings Inc.                               State of Delaware

Motient Communications Inc.                         State of Delaware

Motient Services Inc.                               State of Delaware and
                                                    Commonwealth of Virginia

Motient Ventures Holding Inc.                       State of Delaware

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